UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-190235 (Commission File Number)	99-0385465 (IRS Employer Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA (Address of principal executive offices)	15212 (Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, the registrant ("Altair") executed Amendment No. 2 to the Agreement and Plan of Merger (“Amendment 2 to Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”), and TIPP Aviation, LLC, the sole shareholder of Premier. Under the terms of Amendment 2 to the Merger Agreement, the Outside Date by which the merger by Altair with Premier must be consummated was changed from February 29, 2024, to May 31, 2024. No other changes were made to the Agreement and Plan of Merger.

The foregoing description of Amendment 1 to the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to Amendment 2 to the Merger Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Amendment No.2 to the Agreement and Plan of Merger dated May 1, 2024 among Altair International Corp., Premier Air Charter, Inc., Premier Air Charter Merger Sub, Inc. and TIPP Aviation, LLC

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2024	ALTAIR INTERNATIONAL CORP.

By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO